Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Xhibit Corp.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Xhibit Corp. of our report dated April 16, 2013 with respect to the financial statements of Xhibit Corp. included in its annual report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

September 27, 2013

/s/ Farber Hass Hurley LLP
Mesa, Arizona